Exhibit 10.1
LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)
     THIS LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY) (this “Agreement”) is made and entered into as of September 30, 2008, by and between: PIPER JAFFRAY & CO., a Delaware corporation (“Borrower”); and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”); and has reference to the following facts and circumstances:
     A. Borrower has applied for a revolving line of credit from Lender in the principal amount of up to $250,000,000.00 which shall be secured by certain variable rate demand notes.
     B. Lender is willing to make said revolving line of credit available to Borrower upon, and subject to, the terms, provisions and conditions hereinafter set forth.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender covenant and agree as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings (and such meanings shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):
     Advance shall mean each loan advance made hereunder by Lender to Borrower.
     Applicable Margin shall have the meaning described in Exhibit C attached hereto.
     Banking Day shall mean any day on which Lender is open for business at its principal offices in St. Louis, Missouri and Minneapolis, Minnesota.
     BONYM shall mean The Bank of New York Mellon, formerly known as The Bank of New York, a New York banking corporation.
     Borrowing Base shall mean the sum of the values of the following: (a) Pledged Securities consisting of Variable Rate Demand Notes on Borrower’s books as determined in accordance with generally accepted accounting principles, multiplied by the applicable percentage(s) described in Exhibit B attached hereto; and (b) Pledged Securities consisting of Other Eligible Securities on Borrower’s books as determined in accordance with generally accepted accounting principles, multiplied by the applicable percentage(s) described in Exhibit B attached hereto.
     Collateral Pledge Agreement shall have the meaning set forth in Section 9(c).
     Collateral Summary shall have the meaning set forth in Section 9(a).
     Control Agreement shall mean the Collateral Account Control Agreement dated September 9, 2007, executed by Lender, as Pledgor, and BONYM, as Securities Intermediary, as amended.
     Cost of Funds Rate shall mean the rate at which Lender would be able to borrow overnight funds of in the Money Markets, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation; such rate rounded up to the nearest one-eighth percent; and the term.
     Credit Documents shall have the meaning set forth in Section 11(a).
     Event of Default shall have the meaning set forth in Section 12.
     Facility Amount shall mean Two Hundred Fifty Million Dollars ($250,000,000.00).
     FOCUS Report shall mean each Financial and Operational Combined Uniform Single (FOCUS) Report (Securities and Exchange Commission form X-17A-5).

     Money Market” shall mean one or more wholesale funding markets available to and selected by Lender, including negotiable certificates of deposit, commercial paper, Eurodollar deposits, bank notes, federal funds, interest rate swaps or others.
     New York Banking Day means any day (other than a Saturday or Sunday) on which commercial banks are open for business in New York, New York.
     Note shall mean the Revolving Credit Note (Broker-Dealer VRDN Facility) dated the date hereof, executed by Borrower and payable to the order of Lender in the principal amount of up to $250,000,000.00, in the form attached hereto and incorporated by reference as Exhibit A.
     Other Eligible Securities shall mean the securities held by BONYM as “Collateral” in the “Account” (as those terms are defined in the Control Agreement) and the categories of which are described on the schedule attached hereto as Exhibit B, which such Exhibit B shall be amended upon the mutual agreement of Borrower and Lender.
     Pledged Securities shall mean, collectively, at any time, all Variable Rate Demand Notes and Other Eligible Securities described in any Collateral Summary(ies) or in which a security interest is otherwise granted to Lender under any provision of the Collateral Pledge Agreement; provided that (a) all Pledged Securities consisting of Variable Rate Demand Notes shall have credit enhancements consisting of letters of credit or standby bond purchase agreements provided either by Lender or by other credit enhancement providers acceptable to Lender as described in Exhibit B attached hereto; and (b) Lender reserves the right at anytime to require Borrower to substitute any Pledged Securities with replacement Pledged Securities acceptable to Lender in its sole discretion if such Pledged Securities have lost value as the result of market conditions.
     Regulatory Capital shall mean “Net Capital” as calculated by Borrower, and set forth on line 10 of the “Computation of Net Capital” section of Part II of each monthly FOCUS Report of Borrower.
     Termination Date shall mean the earlier of September 25, 2009, or the date on which this Agreement is terminated pursuant to Section 12.
     Variable Rate Demand Notes shall mean variable rate demand notes held or to be purchased by Borrower.
     2. Credit Facility. Borrower may request Advances and unless an Event of Default has occurred and is continuing, Lender shall make the Advances so requested, from time to time during the period from the date hereof until the Termination Date. Interest shall accrue on each Advance as described in Section 6 below. Lender will refuse to make any requested Advance to Borrower that would cause the aggregate principal amount of: (a) the Advances outstanding hereunder to exceed the Facility Amount; (b) the Advances outstanding hereunder secured by (i) Variable Rate Demand Notes which have credit enhancements provided by credit enhancement providers other than Lender and/or (ii) Other Eligible Securities, to exceed $125,000,000; and (c) the Advances outstanding hereunder to exceed the limits set forth the Borrowing Base; provided that in no instance shall the principal amount of the Advances exceed the amount permitted under any applicable law, regulation, rule or direction of any applicable regulatory authority. Borrower may, upon five (5) Banking Days’ prior written notice to Lender, terminate the credit facility hereunder at any time, or reduce the Facility Amount from time to time; provided, however, that at no time shall the Facility Amount be reduced to an amount less than the aggregate principal balance of all outstanding Advances, and any such termination or reduction shall be permanent and Borrower shall have no right to thereafter reinstate or increase, as the case may be, the credit facility hereunder or the Facility Amount.
     3. Procedures for Advances. The following provisions shall govern certain aspects of any Advance that Borrower may request under this Agreement:
     (a) Requests for Advances. Borrower may request an Advance by written notice or by telephonic, facsimile or electronic notice. All requests for Advances shall be directed to the individuals designated for such purpose by Lender from time to time. Each request by Borrower for an Advance shall be accompanied by further documents or information as required by Lender, including but not limited to, documents that evidence that the applicable Pledged Securities have been assigned or transferred to Borrower and that Borrower is the current owner of such Pledged Securities, and that such Pledged Securities have been delivered to Lender, or are in the possession of or registered in the name of The Depository Trust Company or other clearing corporation or a custodian bank or nominee thereof (including BONYM).

     (b) Authorized Persons. Upon request, Borrower shall provide Lender with the names, titles and signatures of all individuals designated by Borrower to request Advances under this Agreement Borrower shall immediately notify Lender if any designated individuals of Borrower are no longer employed by Borrower, or are no longer authorized to request Advances under this Agreement; and if any new and/or additional individuals are designated by Borrower to request Advances under this Agreement.
     (c) Disbursements. Lender shall disburse the amount of each Advance by crediting the amount of that Advance to deposit account no. 150250032516 maintained by Borrower at Lender or by the transfer of immediately available funds, or otherwise, all as instructed by Borrower in its request for the Advance.
     4. The Note. Borrower’s obligation to repay all Advances shall be evidenced by the Note which shall be duly executed by Borrower and delivered to Lender.
     5. Payment of Principal and Prepayments. The unpaid principal balance of the Note shall be due and payable in full on the Termination Date. Borrower may prepay all or any part of the Note at any time, without premium or penalty, but any voluntary prepayment must include interest on the amount prepaid.
     6. Interest. Borrower shall pay interest to Lender on the aggregate unpaid principal amount of all Advances from time to time outstanding at an annual rate equal to the Applicable Margin plus the Cost of Funds Rate. Lender’s internal records of applicable interest rates shall be determinative in the absence of manifest error. The amount of interest accrued on the Note in each month shall be payable on the first Banking Day of the next month and also on the Termination Date. After the Termination Date or during the continuance of an Event of Default, Borrower shall pay interest to Lender on the aggregate and unpaid principal amount of all Advances from time to time outstanding at an annual rate equal to Two Percent (2%) over the applicable interest rate(s). Borrower agrees to pay to Lender as additional interest hereunder, upon demand, the amount of any increased cost or reduced rate of return applicable to the Advances resulting from change or change in application to Lender of any law, rule, regulation or direction of any regulatory agency, including without limitation tax, duty, reserve (including, without limitation, any such item imposed by the Board of Governors of the Federal Reserve System) or similar requirement imposed on Lender, its assets or any deposits or credit extended by or to Lender.
     7. Commitment Fee. From and including the date of this Agreement to but excluding the Termination Date, Borrower shall pay a nonrefundable commitment fee as described in Exhibit C attached hereto.
     8. Payments. All payments under the Note shall be made in immediately available funds, by debiting a deposit account of Borrower at Lender, by wire transfer or otherwise. All payments by Borrower and all proceeds of any Pledged Securities that are foreclosed on by Lender shall be applied first to costs of collection, next to any other amounts owed under Section 13 below, next to accrued interest on the Note and finally to the principal balance of the Note. If any payment of principal of or interest on the Note, or any amount payable under Section 13 below, becomes due and payable on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment.
     9. Security.
     (a) Upon any request for an Advance, Borrower will simultaneously deliver to Lender a summary of the Pledged Securities in form and substance satisfactory to Lender (a “Collateral Summary”), which shall identify the Pledged Securities, shall include the values of such Pledged Securities (as initially determined by Borrower), and which shall be sufficient to enable Lender to objectively determine the identity of the Pledged Securities. The total value of the Pledged Securities as summarized shall be such that the aggregate principal amount of the Advances, before and after giving effect to the requested Advance, shall not exceed the Borrowing Base. By requesting an Advance, Borrower shall be deemed to represent and covenant that the summarized Pledged Securities are held by Borrower, free and clear of any lien, claim or encumbrance other than any security interest in favor of Lender.

     (b) Borrower agrees that in all instances the total value of the Pledged Securities will be sufficient to support the outstanding Advances. If a change in market conditions or the status of an issuer reduces the total value of any Pledged Securities below the level necessary to collateralize the Advances, Borrower shall immediately either (i) pledge additional Pledged Securities (acceptable to Lender in its sole discretion) sufficient to restore the total value of the Pledged Securities to a level such that the Borrowing Base equals or exceeds the aggregate amount of outstanding Advances, or (ii) pay the Advances to the extent required to reduce the aggregate amount of outstanding Advances to an amount not in excess of the Borrowing Base. If any Variable Rate Demand Notes have been pledged and delivered to Lender for more than fourteen (14) days, such Variable Rate Demand Notes shall no longer be included in the Borrowing Base, and Borrower shall immediately either (a) pledge substitute Pledged Securities (acceptable to Lender in its sole discretion) sufficient to maintain the total value of the Pledged Securities at a level such that the Borrowing Base equals or exceeds the aggregate amount of outstanding Advances, or (b) pay the applicable Advance(s) to the extent required to reduce the aggregate amount of outstanding Advances to an amount not in excess of the Borrowing Base.
     (c) The security interests granted by Borrower to Lender and Borrower’s duties with respect thereto are set forth in more detail in the Collateral Pledge Agreement (Broker-Dealer VRDN Facility) dated as of the date hereof (the “Collateral Pledge Agreement”).
     10. Minimum Regulatory Capital. Borrower shall at all times have Regulatory Capital of at least $180,000,000 and shall have fifteen (15) days from the date of receipt of any FOCUS Report which indicates that there is a violation of this covenant to cure such violation; provided however no cure period shall exist if any such violation is the direct result of a decrease in total ownership equity (as reflected in Part II, line 30 of any such FOCUS Report).
     11. Conditions Precedent to Advances. In addition to requirements for the making of any Advance set forth elsewhere in this Agreement, and without limiting the discretion of Lender to make or refuse to make any Advance, Lender shall not make any Advance hereunder unless and until Lender has received all of the following, in form and substance satisfactory to Lender:
     (a) This Agreement, the Note, the Collateral Pledge Agreement, and the Control Agreement (collectively, along with the UCC Financing Statement referred to below, the “Credit Documents”), all properly executed;
     (b) A Uniform Commercial Code Financing Statement in a form acceptable for filing with the Delaware Secretary of State;
     (c) The following organizational information of Borrower: (i) a copy of the resolutions adopted by the board of directors of Borrower, authorizing the execution, delivery and performance of the Credit Documents and certified by the Secretary of Borrower; (ii) copies of the Certificate of Incorporation and By-Laws of Borrower, certified by its Secretary as being true and correct copies thereof; (iii) a certificate signed by the Secretary of Borrower as to the incumbency and signature of the person or persons authorized to execute and deliver the Credit Documents and all other documents referred to in this Agreement and make requests for advances hereunder; and (iv) a certificate of good standing issued by the Delaware Secretary of State;
     (d) UCC search results for Borrower from the Delaware Secretary of State;
     (e) An opinion of counsel from Faegre & Benson LLP, counsel for Borrower;
     (f) Payment to Lender of an advisory fee as described in Exhibit C attached hereto; and
     (g) Such other documents and information as reasonably requested by Lender.

     12. Events of Default; Remedies. The occurrence of any one of the following shall constitute a default (each an “Event of Default”) by Borrower under this Agreement: (a) if Borrower shall fail to pay any (i) principal amount of any Advance, when due and payable, or declared due and payable, or (ii) interest on any Advance within five (5) days after the date on which such payment of interest shall become due and payable, or declared due and payable; (b) if Borrower shall fail to pledge additional Pledged Securities as required under Section 9(b) above; (c) if Borrower shall default in the performance or observance of any other of its obligations under this Agreement or any of the other Credit Documents, and such default shall remain uncured for a period of fifteen (15) days after notice from Lender; (d) if any representation, warranty, statement, report or certificate made or delivered by Borrower, or any of its officers, employees or agents, to Lender is not true and correct in any material respect when made or deemed made; (e) If Borrower shall (i) become insolvent, (ii) not be paying its debts generally as such debts become due, (iii) make an assignment for the benefit of creditors or cause or suffer any of their respective assets to come within the possession of any receiver, trustee or custodian, (iv) have a petition filed by or against Borrower under the Bankruptcy Reform Act of 1978, as amended, or any similar law or regulation, (v) have any of its assets attached, seized or levied upon, or (vi) otherwise become the subject of any insolvency or creditor enforcement proceedings, provided however, that any involuntary petition or other proceeding against Borrower shall not be an Event of Default unless an order for relief is entered or such proceeding remains undismissed for at least sixty (60) days; (f) if Borrower shall default in the payment, when due, whether by acceleration or otherwise, of any indebtedness of Borrower in excess of $1,000,000, and such default is declared and is not cured within the time, if any, specified there for in any agreement governing the same, or any event or condition shall occur which results in the acceleration of the maturity of any such Indebtedness of Borrower; (g) if one or more judgments or decrees shall be entered against Borrower involving, individually, or in the aggregate, a liability of $1,000,000 or more and such judgments or decrees shall not have been satisfied, vacated, discharged or stayed pending appeal within thirty (30) days after the entry thereof; or (h) if this Agreement, the Note, or any other Credit Documents executed by Borrower at any time after their respective execution and delivery, shall cease to be in full force and effect, shall be declared null and void, shall be revoked or terminated or shall be subject to any contest by Borrower as to their validity and/or enforceability, for any reason, or if Borrower shall for any reason deny any further liability to Lender hereunder and thereunder. Upon the occurrence and during the continuance of any Event of Default, Borrower may not request any Advance under this Agreement, Lender may then forthwith cease making Advances to or for the benefit of Borrower under this Agreement without any notice to Borrower, and Lender may terminate this Agreement; provided that this Agreement shall automatically terminate, and all amounts Borrower owes Lender hereunder and under the Note shall become due, without any notice should an order for relief be entered with respect to Borrower under the United States Bankruptcy Code. Upon an Event of Default, with notice by Lender to or demand by Lender of Borrower, Lender may declare all Advances to be immediately due and payable. Lender, in its sole discretion, upon the occurrence of and during the continuance of an Event of Default may exercise one or more of the rights and remedies accruing to Lender under this Agreement or the other Credit Documents, and/or applicable law upon default by Borrower, including, without limitation, the right to set off and/or reduce to cash and apply to the payment of any of Borrower’s obligations, any monies, reserves, deposits, certificates of deposit, deposit accounts and interest and dividends thereon, securities, investment property, cash and other property in the possession of or under the control of Lender or any of Lender’s affiliates.
     13. Fees and Expenses. Borrower agrees, whether or not any Advance is made under this Agreement, to pay Lender upon demand for (a) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with the preparation, documentation, negotiation and/or execution of this Agreement and the other Credit Documents, (b) all recording, filing and search fees and expenses incurred by Lender in connection with this Agreement and the other Credit Documents, (c) all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with (i) the preparation, documentation, negotiation and execution of any amendment, modification, extension, renewal or restatement of this Agreement and/or any other Credit Document, and (ii) the preparation of any waiver or consent under this Agreement and/or under any other Credit Document, and (d) if an Event of Default occurs, all out-of-pocket costs and expenses and all reasonable attorneys’ fees incurred by Lender in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom. Borrower’s obligations under this Section 11 shall survive the Termination Date.
     14. Reporting Requirements and Inspections. Until the Termination Date and thereafter until the Note and all other obligations of Borrower under this Agreement are paid in full, in addition to the Collateral Summaries and other information described in Section 8 above, Borrower will provide to Lender: (a) at Lender’s request, an updated, detailed list of the Pledged Securities; (b) within ten (10) days after filing, copies of all monthly FOCUS Reports of Borrower; (c) within ninety (90) days after the end of its fiscal year, audited financial statements of Borrower, its parent and their subsidiaries which shall include, but not be limited to, a balance sheet, income and expense statement and statement of retained earnings; and (d) from time to time such other information and reports as Lender may reasonably request. Borrower shall, at all times, maintain accurate books and records covering all collateral subject to the Collateral Pledge Agreement, and Lender shall have the right by or through any of its representatives, attorneys or accountants to audit those books and records, upon reasonable notice to Borrower.

     15. Miscellaneous. The following provisions shall also be applicable to Borrower’s obligations to Lender under this Agreement and the Note:
     (a) Amendments; Waivers. No amendment or waiver of any provision of this Agreement, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on Lender’s part to exercise, and no delay in Lender’s exercising, any right under this Agreement, the Note, the Collateral Pledge Agreement or any other Credit Document shall operate as a waiver thereof; nor shall any single or any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.
     (b) Governing Law; Binding Effect. This Agreement shall be deemed to be made under and shall be governed by and construed in accordance with the internal law, and not the law of conflicts, of the State of Minnesota. This Agreement shall be binding on Borrower, its representatives, successors and assigns, and shall inure to the benefit of, and be enforceable by, Lender, its successors, transferees and assigns. Notwithstanding the foregoing, Borrower may not assign or otherwise transfer any of its rights or delegate any of its obligations or duties under this Agreement without the prior written consent of Lender.
     (c) Lender Records. Lender shall maintain records as to advances and payments made, and interest accrued on, the Note, and said records shall be presumed accurate until the contrary shall have been established.
     (d) Captions. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.
     (e) Regulations T and U. Borrower is subject to the provisions of Regulation T promulgated by the Board of Governors of the Federal Reserve System and does not extend or maintain credit to or for customers except in accordance with the provisions of such Regulation T. Borrower is an “exempted borrower” as defined by Regulation U. Upon request, Borrower shall provide to Bank a Certificate confirming that Borrower is in compliance with the provisions of Regulation T and U.
     (f) Compliance With Other Regulations: Borrower shall at all times comply with all present and future laws, rules and regulations applicable to it in the operation of its business, including but not limited to all rules and regulations of the Securities and Exchange Commission, the National Association of Securities Dealers, the Securities Investor Protection Corporation and any self-regulatory organization of which Borrower is a member. Borrower shall deliver to Bank, immediately upon its receipt or transmission thereof, any notices to or from any such organization that Borrower is in violation of any applicable net capital rule, including but not limited to Rule 15c3-1 of the Securities and Exchange Commission.
     (g) Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, e-mail, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify. Each such notice, request or other communication shall be effective (a) if given by telecopier, when such telecopier is transmitted to the telecopier number specified in this Section and the appropriate answerback is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section.
     (h) Entire Agreement. The Credit Documents embody the entire agreement and understanding between Lender and Borrower with respect to the subject matter hereof, and supersede all prior agreements and understandings relating to the subject matter hereof.
     16. Termination. Unless terminated sooner by Lender pursuant to Section 12 above, this Agreement will terminate on September 25, 2009.

     17. Consent to Jurisdiction; Waiver of Jury Trial. BORROWER HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY MINNESOTA STATE COURT SITTING IN THE COUNTY OF HENNEPIN, OR ANY UNITED STATES OF AMERICA COURT SITTING IN THE DISTRICT OF MINNESOTA, AS LENDER MAY ELECT, IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED LOAN DOCUMENT, (b) AGREES THAT ALL CLAIMS IN RESPECT TO SUCH SUIT, ACTION OR PROCEEDING MAY BE HELD AND DETERMINED IN ANY OF SUCH COURTS, (c) WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT, (d) WAIVES ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND (e) WAIVES ALL RIGHTS OF ANY OTHER JURISDICTION WHICH BORROWER MAY NOW OR HEREAFTER HAVE BY REASON OF ITS PRESENT OR SUBSEQUENT DOMICILES. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION IN WHICH BORROWER AND LENDER ARE PARTIES RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED LOAN DOCUMENTS.
     IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers as of the date first written hereinabove.
(SIGNATURES ON FOLLOWING PAGE)

SIGNATURE PAGE-
LOAN AGREEMENT (BROKER-DEALER VRDN FACILITY)

Borrower:

PIPER JAFFRAY & CO.

By: /s/ Debbra L. Schoneman

Debbra L. Schoneman, Chief Financial Officer

By: /s/ Timothy L. Carter

Timothy L. Carter, Treasurer

800 Nicollet Mall, J09S04
Minneapolis, Minnesota 55402
Attention: Treasury
(612) 303-1316 (FAX)
firmfund@pjc.com (e-mail)

Lender:

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Katherine K. Miller

Katherine K. Miller, Senior Vice President

One US Bank Plaza (Mail Code SL-TW-11SI)
St. Louis, Missouri 63101
Attention: Broker Dealer Division
(314) 418-8394 (FAX)
katherine.k.miller@usbank.com (e-mail)